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                                                                      EXHIBIT 23





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 21, 1996, on the combined financial statements of Blue Coral, Inc. and subsidiaries as of October 31, 1995 and 1994, and for each of the three years in the period ended October 31, 1995, included in Quaker State Corporation's current report on Form 8-K/A-1 dated September 11, 1996, into Quaker State Corporation's previously filed Registration Statements, File Nos. 33-20416, 33-7163, 33-65862, 33-53605,
33-53617, 333-06291 and 333-05929.




                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP


Toledo, Ohio,
  September 9, 1996.